Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S‑3 of Welbilt, Inc. of our report dated March 1, 2018 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Welbilt, Inc.'s Annual Report on Form 10‑K for the year ended December 31, 2017.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers

Certified Public Accountants
Tampa, Florida
April 27, 2018